EXHIBIT 10(r)

              CROWN CENTRAL PETROLEUM CORPORATION

                1999 LONG-TERM INCENTIVE PLAN



SECTION 1:  ESTABLISHMENT AND PURPOSE

The purpose of the Crown Central Petroleum Corporation 1999 Long-Term Incentive Plan (the "Plan") is to benefit the Corporation and its Subsidiaries. The Plan is also intended to (i) attract and retain persons eligible to participate in the Plan; (ii) encouraging high levels of performance by individuals who are key to the success of the Corporation and its Subsidiaries, by means of appropriate incentives;
(iii) provide incentive compensation opportunities that are competitive with those of other similar companies; and (iv) further identify Participants' interests with those of the Company through compensation that is based on the Company's financial performance; and thereby promote the long-term financial interest of the Company and its shareholders.

SECTION 2:  DEFINITIONS

The following terms, as used herein, shall have the meaning specified:

A. APPRECIATION UNIT. An Award that is based on the future appreciation in the Fair Market Value of the Company's Common Stock during a specified time.

B. AWARD. Any award or benefit granted under the Plan, including, without limitation, Appreciation Units.

C. AWARD AGREEMENT. An agreement described in Section 5 hereof entered into between the Corporation and a Participant, setting forth the terms and conditions applicable to the Award granted to the Participant.

D. BOARD OF DIRECTORS. The Board of Directors of the Corporation as it may be comprised from time to time.

E. CAUSE. An act that constitutes cause for termination of employment under the Corporation or Subsidiary's normal personnel practices.

F. CODE. The Internal Revenue Code of 1986, as amended, and any successor statute, and the regulations promulgated thereunder, as it or they may be amended from time to time.

G.     COMMITTEE.  The Committee as defined in Section 8 hereof.

H. CORPORATION. Crown Central Petroleum Corporation, and any successor corporation.

I. EMPLOYEE. Officers and other key Employees of the Corporation or a Subsidiary, but excluding directors who are not also officers or Employees of the Corporation.

J. EXCHANGE ACT. The Securities Exchange Act of 1934, and any successor statute, as it may be amended from time to time.

K. FAIR MARKET VALUE. The average of the highest and lowest sale price of the Stock as reported on the American Stock Exchange on the relevant date, or if no sale of the Stock is reported for such date, the next preceding day for which there is a reported sale.

L. PARTICIPANT. Any Employee who has been granted an Award pursuant to this Plan.

M. PERFORMANCE PERIOD. A specified period of time over which the payment of an Award is contingent on the achievement of performance or other objectives.

N. STOCK. Shares of Class B Common Stock of the Corporation, par value $5 per share, or any security of the Corporation issued in substitution, exchange or lieu thereof.

O. SUBSIDIARY. Any corporation in which the Corporation, directly or indirectly, controls 50% or more of the total combined voting power of all classes of such corporation's stock.

SECTION 3:  PARTICIPATION

Persons eligible for Awards shall consist of Employees who hold positions of significant responsibility with the Corporation and/or a Subsidiary or whose performance or potential contribution, in the judgment of the Committee, will benefit the future success of the Corporation and/or a Subsidiary.

SECTION 4:  AWARDS

a. The Committee may grant Awards such as, but not limited to, Appreciation Units, which are contingent on the achievement of performance or other objectives during a specified time.

b. Subject to the terms and conditions of the Plan, the Committee shall determine and designate, from time to time, from among the eligible Employees, those persons who will be granted one or more Awards under the Plan. In the discretion of the Committee, a Participant may be granted more than one Award.

SECTION 5:  AWARD AGREEMENTS

a. Each Award under the Plan shall be subject to such terms and conditions, not inconsistent with the Plan, as the Committee shall, in its sole discretion, prescribe. The terms and conditions of any Award to any Participant shall be reflected in such form of written document as is determined by the Committee.
A copy of such document shall be provided to the Participant, and the Committee may require that the Participant shall sign a copy of such document. Such document is referred to in the Plan as an "Award Agreement."

B.     AWARD AGREEMENTS MAY INCLUDE THE FOLLOWING TERMS:

1. NON-ASSIGNABILITY. A provision that no Award shall be assignable or transferable except by will or by laws of descent and distribution and that, during the lifetime of a Participant, any Award shall be payable only to the Participant or to his or her guardian or legal representative.

2.     TERMINATION OF EMPLOYMENT.

a. A provision describing the treatment of an Award in the event of the retirement, disability, death or other termination of a Participant's employment with the Corporation or a Subsidiary, including but not limited to terms relating to the vesting, forfeiture or cancellation of an Award in such circumstances. Participants who terminate employment due to retirement, permanent disability, or death prior to the satisfaction of applicable conditions and restrictions associated with their Award(s) may be entitled to a prorated Award(s) as and to the extent determined by the Committee.

b. A provision that for purposes of the Plan, (i) a transfer of an Employee from the Corporation to a Subsidiary or affiliate of the Corporation, whether or not incorporated, or vice versa, or from one Subsidiary or affiliate of the Corporation to another, and (ii) a leave of absence, duly authorized in writing by the Corporation, shall not be deemed a termination of employment.

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c.     A provision describing the effect of an event of Cause on an
Award.


3. WITHHOLDING. A provision requiring the withholding of applicable taxes required by law from all amounts paid in satisfaction of an Award.

4. EXECUTION. A provision stating that no Award is enforceable until the Award Agreement or a receipt has been signed by the Participant and the Corporation or a Subsidiary. By executing the Award Agreement or receipt, a Participant shall be deemed to have accepted and consented to any action taken under the Plan by the Committee, the Board of Directors or their delegates.

5. REPLACEMENT AND SUBSTITUTION. Any provisions (i) permitting the surrender of outstanding Awards held by the Participant in order to exercise or realize rights under other Awards, or in exchange for the grant of new Awards under similar or different terms or (ii) requiring holders of Awards to surrender outstanding Awards as a condition precedent to the grant of new Awards under the Plan.

6. OTHER TERMS. Such other terms as the Committee may determine are necessary and appropriate to effect an Award to the Participant, including, but not limited to, the term of the Award, vesting provisions, any requirements for continued employment with the Corporation or a Subsidiary, any other restrictions or conditions (including performance goals) on the Award and the method by which or conditions lapse, the effect on the Award of a change in control of the Corporation, the amount or value of Awards, and the terms, if any, pursuant to which a Participant may elect to defer the receipt of compensation under an Award.

SECTION 6:  AMENDMENT AND TERMINATION

The Board of Directors may at any time amend, suspend or discontinue the Plan, in whole or in part. The Committee may at any time alter or amend any or all Award Agreements under the Plan to the extent permitted by law, but no such alteration or amendment shall impair the rights of any holder of an Award without the holder's written consent.

SECTION 7:  PAYMENT OF AWARDS

All Award settlements are made as lump sum cash payments, such payments to be delivered as soon as practicable after the end of the Performance Period. Any Award settlement, including payment deferrals, may be subject to such conditions, restrictions and contingencies, as the Committee shall determine. The Committee may permit or require the deferral of any Award payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest.

SECTION 8:  ADMINISTRATION

a. The Plan and all Awards granted pursuant thereto shall be administered by a Committee of the Board of Directors. The members of the Committee shall be designated by the Board of Directors. Unless the Board provides otherwise, the Committee shall be the Executive Compensation and Bonus Committee of the Board of Directors. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of a quorum shall constitute action by the Committee.

b. The Committee shall have the power to interpret and administer the Plan. All questions of interpretation with respect to the Plan, or rights granted and the terms of any Award Agreements, including the timing, pricing, and amounts of Awards, shall be determined by the Committee, and its determination shall be final and conclusive upon all parties in interest. The Committee's determinations under the Plan need not be uniform and may be made by it selectively among Employees who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

c. In the event of any conflict between an Award Agreement and this Plan, the terms of this Plan shall govern.

d. The Committee may delegate to the officers or Employees of the Corporation and its Subsidiaries the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purpose, except that the Committee may not delegate any discretionary authority with respect to substantive decisions or functions regarding the Plan or Awards including, but not limited to, decisions regarding the timing, eligibility, pricing, amount or other material terms of such Awards. Any such delegation may be revoked by the Committee at any time.

e. The Company and Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Subsidiaries as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information, as the Committee considers desirable to carry out the terms of the Plan.

SECTION 9:  ADJUSTMENT PROVISIONS

a. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, merger or consolidation (whether or not the Corporation is a surviving corporation), reorganization, combination or exchange of shares or other similar corporate changes or an extraordinary dividend payback in cash or property, the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards.

b. The Committee shall make any further adjustments as it deems necessary to ensure equitable treatment of any holder of an Award as the result of any other transaction affecting the Plan not described in (a), or as is required or authorized under the terms of any applicable Award Agreement.

c. The existence of the Plan and the Awards granted hereunder shall not affect or restrict in any way the right or power of the Board of Directors or the shareholders of the Corporation to make or authorize any adjustment, recapitalization, reorganization or other capital structure of its business, any merger or consolidation of the Corporation, any issue of bonds, debentures, preferred or prior preference stock ahead of or affecting the Stock or the rights thereof, the dissolution or liquidation of the Corporation or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding.

SECTION 10:  CHANGE OF CONTROL

a. In the event of a change of control of the Corporation, in addition to any action required or authorized by the terms of an Award Agreement, the Committee may, in its sole discretion unless otherwise provided in an Award Agreement, take any of the following actions as a result, or in anticipation, of any such event:

1. accelerate time periods for purposes of vesting in, or realizing gain from, any outstanding Award made pursuant to this Plan;

2. make adjustments or modifications to outstanding Awards, as the Committee deems appropriate to maintain and protect the rights and interests of Participants following such change of control.

Any such action approved by the Committee shall be conclusive and binding on the Corporation and all Participants.

b. For purposes of this Section, a change of control shall mean the following:


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1.     A tender offer or exchange offer is made whereby the effect of such offer is to take over and control the affairs of the Corporation, and such offer is consummated for the ownership of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding voting securities.

2. The Corporation is merged or consolidated with another corporation and, as a result of such merger or consolidation, less than seventy-five percent (75%) of the combined voting power of the surviving or resulting corporation shall then be owned in the aggregate by the former stock holders of the Corporation.

3. The Corporation transfers substantially all of its assets to another corporation or entity that is not a wholly owned subsidiary of the Corporation.

4. Any person (as such term is used in Sections 3(a)(9) and 13(d)(3) of the Exchange Act) other than a person included within the definition of Rosenberg Shareholder in Section II.6, Stock Not Subject to the Control Share Act, of the Corporation's Bylaws (or any group controlled by or consisting of persons included within the definition of Rosenberg Shareholder) is or becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing twenty percent (20%) or more of the combined voting power of the Corporation's then outstanding securities.

5. As the result of a tender offer, merger, consolidation, sale of assets, or contested election, or any combination of such transactions, the persons who were members of the Board of Directors of the Corporation immediately before the transaction, cease to constitute at least a majority thereof.

6. As the result of any sale, exchange, business combination, joint venture or other transaction with a third party or any combination of such transactions: (A) the Corporation's refining capacity is reduced to less than 80,000 barrels per day, (B) for a period in excess of two years, the refining capacity over which the Corporation will have operational control and market risk is less than 80,000 barrels per day, or (C) the Corporation has less than 175 company operated and dealer retail units.

SECTION 11:  UNFUNDED PLAN

a. The Plan shall be unfunded. No provision of the Plan or any Award Agreement will require the Corporation or its Subsidiaries, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor will the Corporation or its Subsidiaries maintain separate bank

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accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes.

b. Participants will have no rights under the Plan other than as unsecured general creditors of the Corporation and its Subsidiaries, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they will have the same rights as other employees under generally applicable law.

SECTION 12:  LIMITS OF LIABILITY

a. Any liability of the Corporation or a Subsidiary to any Participant with respect to an Award shall be based solely upon contractual obligations created by the Plan and the Award Agreement.

b. Neither the Corporation nor a Subsidiary, nor any member of the Board of Directors or of the Committee, nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, shall have any liability to any party for any action taken or not taken in good faith under the Plan.

SECTION 13:  RIGHTS OF EMPLOYEES

a. Status as an eligible Employee shall not be construed as a commitment that any Award will be made under this Plan to such eligible Employee or to eligible Employees generally.

b. Nothing contained in this Plan or in any Award Agreement (or in any other documents related to this Plan or to any Award or Award Agreement) shall confer upon any Employee or Participant any right to continue in the employ or other service of the Corporation or a Subsidiary or constitute any contract or limit in any way the right of the Corporation or a Subsidiary to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause.

SECTION 14:  TERM

The Plan shall be adopted by the Board of Directors effective as of January 1, 1999 and shall remain in effect until suspended or terminated by them.

SECTION 15:  REQUIREMENTS OF AND GOVERNING LAW

The Plan, the Award Agreements and all actions taken hereunder or thereunder shall be governed by, and construed in accordance with, the laws of the state of Maryland without regard to the conflict of law principles thereof.